Exhibit 4.1

RIGHTS AGENT AGREEMENT

        This Rights Agent Agreement, made and entered into this _____ day of _______, 2007, by and between B.O.S Better Online Solutions Ltd., a company organized under the laws of Israel (the “Company”), and American Stock Transfer & Trust Company, a New York trust company with offices at 59 Maiden Lane, New York, New York 10038 (“AST”).

RECITALS

        WHEREAS the Company has filed with the U.S. Securities and Exchange Commission a Registration Statement on Form F-3 (the “Registration Statement”), which Registration Statement has been declared effective and which includes a final prospectus (the “Prospectus”) setting forth the terms of the proposed offering by the Company (the “Rights Offering”) of rights (the “Rights”) to purchase its ordinary shares nominal value NIS 4.00 per share (the “Ordinary Shares”). The Rights will be evidenced by transferable certificates (the “Rights Certificates”) in the form attached hereto as Exhibit A;

        WHEREAS, the Company has filed with the Israel Securities Authority, and such Authority has approved, a prospectus which is substantially the same as the Prospectus (the “Israeli Prospectus”);

        WHEREAS, the Rights will be transferable and an application has been made for the Rights to be listed for trading on the NASDAQ Stock Market and the Tel Aviv Stock Exchange (the “TASE”);

        WHEREAS, the Company will issue under the terms of the Rights Offering, one Ordinary Share for each Right held by those persons that, as of 5:00 p.m., New York City time (midnight, Israel time) on the date set forth in the Prospectus as the record date (the “Record Date”) were shareholders of the Company;

        WHEREAS, the Company desires to engage AST to issue and deliver the Rights Certificates and to act as transfer agent and registrar for the Rights, and AST is willing to act in such capacities.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree as follows:

ARTICLE 1
APPOINTMENT OF AGENT

AST is hereby appointed as transfer agent and registrar for the Rights and to generally effect the Rights Offering in accordance with the terms of the Rights, this Agreement and the Prospectus, and the Rights Agent hereby accepts such appointment. Each reference to the “Rights Agent” in this Agreement is to AST acting in its capacities as transfer agent and registrar for the Rights.

ARTICLE 2
DELIVERY OF DOCUMENTS BY COMPANY TO RIGHTS AGENT

        Section 2.1. The Company will cause to be timely delivered to the Rights Agent sufficient copies of the following documents for delivery to the holders of record of the Ordinary Shares at the close of business on the Record Date (the “Rights Holders”):

        (i) the Prospectus, which includes instructions for exercise of the Rights (the “Instructions”);

        (ii) blank transferable Rights Certificates, which include on the reverse thereof forms to be completed in connection with the exercise or transfer of the Rights;

        (iii) Form W-9 and Form W-8;

        (iv) Form of Notice of Guaranteed Delivery.

ARTICLE 3
DETERMINATION OF RIGHTS HOLDERS AND RIGHTS

On or about the Record Date, the Rights Agent shall create and maintain from the stock ledger and register maintained by AST as transfer agent and registrar of the Ordinary Shares, a record of the names, addresses and, where available, U.S. taxpayer identification numbers, of the Rights Holders, and the number of Rights each Rights Holder is entitled to receive in the Rights Offering (the “Rights Record”). The Rights Agent shall promptly send a copy of the Rights Record to the Company by telecopy as soon as it is available. The number of Rights to be issued to each Rights Holder shall be determined by dividing the number of Ordinary Shares that such Rights Holder held of record as of the Record Date by 3.36, but in lieu of issuing fractional Rights, the Rights Agent shall round each such fraction to the next lower whole number of Rights. The Rights Record shall also include the number of the Rights Certificate issued to each Rights Holder, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

ARTICLE 4
ISSUANCE OF THE RIGHTS CERTIFICATES AND MAILING OF DOCUMENTS BY
RIGHTS AGENT

        Section 4.1. As soon as practicable after delivery of the documents described in subparagraph 2.1 hereof and receipt of written instructions from the Company, the Rights Agent will cause to be issued Rights Certificates in the names of the Rights Holders and for the number of Rights to which they are each entitled, as determined in accordance with Paragraph 3 above. The Rights Agent shall either manually sign or affix a duly authorized facsimile signature on all Rights Certificates. As soon as practicable after issuance of the Rights Certificates, the Rights Agent shall mail or cause to be mailed, via first class mail, to each Rights Holder the following:

        (i) a Rights Certificate, registered in the name of the Rights Holder and dated the date of issuance thereof by the Rights Agent, evidencing the Rights to which such Rights Holder is entitled;

        (ii) a Prospectus, including the Instructions;

        (iii) a Form W-9 or Form W-8 (as applicable); and

        (iv) an envelope addressed to the Rights Agent.

        Prior to mailing, the Rights Agent shall make reasonable efforts to identify which of the Rights Holders are likely to be nominee holders and to include the Instructions with the mailing to such Rights Holders.

        Section 4.2. The Company and the Rights Agent may mutually agree that the Rights Agent shall use methods other than first class mail, including personal delivery, delivery by International Express Mail, or delivery by recognized expedited courier service such as Federal Express, UPS, DHL or Courier Network. In addition, unless otherwise instructed by the Company in writing, the Rights Agent shall deliver to the Company by expedited courier or by such other means as the Company shall instruct the Rights Agent, all Rights Certificates and other documents to be delivered to Rights Holders reflected on the Rights Record as having a record address in the State of Israel (the “Israeli Rights Holders”), including any Rights Certificates to be issued to Hevra Lerishumim of Bank Leumi which acts as the nominee for the Ordinary Shares held through the facilities of the Clearing House of the Tel Aviv Stock Exchange (the “TASE Nominee”). The Company undertakes to make and shall be responsible for the further delivery of the rights certificates and other documents to the Israeli Rights Holders.

        Section 4.3. Promptly after the Rights Certificates and other documents are mailed, the Rights Agent shall execute and deliver to the Company a certificate or certificates substantially in the form of Exhibit B hereto.

        Section 4.4. Subsequent to their original issuance, no Rights Certificates shall be issued by the Rights Agent except Rights Certificates issued upon any transfer, combination, split up or exchange of Rights or issued in replacement of mutilated, destroyed, lost or stolen Rights Certificates pursuant to Paragraph 6 hereof.

ARTICLE 5
SUBSCRIPTION PROCEDURE

        Section 5.1. Except as provided in subparagraph 5.3 hereof, for a valid exercise of Rights to occur, the Rights Agent must receive, by mail, hand delivery, or otherwise, prior to 5:00 P.M., New York City time, on _________, 2007 (or on a later trading date if the Rights Agent receives a written notice thereof from the Company on or prior to the original expiration date) (the “Expiration Date”), (i) the Rights Certificate pertaining to the Rights being exercised, which has been properly completed and endorsed for exercise as provided in the instructions accompanying the Rights Certificate, or a Notice of Guaranteed Delivery and (ii) payment in full of $2.50 per Ordinary Share (the “Subscription Price”) for each Right being exercised in U.S. Dollars by wire transfer or by check drawn on a bank located in the United States payable to the order of “American Stock Transfer & Trust Company, as Rights Agent.”

        Section 5.2. Upon the proper exercise of Rights by a holder thereof made in accordance with subparagraphs 5.1 or 5.3 hereof, the Rights Agent shall, promptly after such exercise, send to the Company written notice of such exercise, which shall set forth (i) the number of Rights exercised by such holder; and (ii) the aggregate subscription payment and the amount of Ordinary Shares subscribed for. The Rights Agent shall as soon as practicable after the Expiration Date provide to the Company a summary of all the Rights exercises made in accordance with subparagraph 5.1 hereof, which summary shall set forth (i) the name and address of the Rights Holder that exercised the Rights, (ii) the number of Rights exercised by each such Rights Holder, (iii) the total Subscription Price paid by such Rights Holder, and (iv) the number of Ordinary Shares issued to such Rights Holder.

        Section 5.3. The TASE Nominee and other Israeli Rights Holders may elect to exercise their Rights by paying the subscription payment in New Israeli Shekels as set forth in the Prospectus under the caption “The Rights Offering–Method of Exercise of Rights for Record Holders.” The TASE Nominee and/or these Israeli Rights Holders (as the case may be) shall exercise their Rights by delivery directly to the Company on or prior to midnight Israel time on the Expiration Date of payment in full of the Subscription Price for each Right being exercised in New Israeli Shekels by check or wire transfer payable to the Company, accompanied by such other notices and instructions which shall be certified or confirmed as the Company may prescribe all in accordance with the procedures described in the Prospectus. The Company will promptly notify the Rights Agent in writing of the identity of the Israeli Rights Holders who exercised their Rights directly through the Company and the number of Rights so exercised. Rights Holders, such as banks, securities dealers and brokers, who receive Rights through the Depository Trust Company as nominees for one or more beneficial owners shall be entitled to exercise their Rights Certificates on behalf of the beneficial owners.

        Section 5.4. To the extent that any Rights Certificates remain unexercised or outstanding at 5:01 P.M., New York City time, on the Expiration Date such outstanding Rights Certificates shall be automatically deemed cancelled and of no further force and effect.

ARTICLE 6
DEFECTIVE EXERCISE OF RIGHTS; TRANSFER, ETC. OF RIGHTS
CERTIFICATES; LOST RIGHTS CERTIFICATES.

        Section 6.1. Upon receipt by the Company from the Rights Agent of evidence of a defective exercise of Rights, the Company shall have the right to reject any such defective exercise or to waive the defect in exercise. If the Company delivers to the Rights Agent a notice that the Company rejects any defective exercise of Rights, the Rights Agent shall as soon as practicable (i) if the defect and the necessary correction can be adequately explained by telephone and the holder can correct the defect without possession of the Rights Certificate(s), attempt to contact the holder of such Rights by telephone to explain the nature of the defect or (ii) mail the Rights Certificate, together with a letter explaining the nature of the defect in exercise and how to correct the defect. If an exercise is not defective except that there is a partial payment of the Subscription Price, the Rights Agent shall so notify the Company in writing as to the number Ordinary Shares for which payment has been made and the Company shall thereafter effectuate the issuance of such Ordinary Shares. Any Rights Certificate with respect to which defects in exercise are not corrected prior to 5:00 P.M., New York City time, on the Expiration Date, or which are received after such time, shall be returned to the holder of such Rights Certificate.

        Section 6.2. Upon the receipt by the Rights Agent and the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and upon receipt of indemnity or security reasonably satisfactory to them and reimbursement of all expenses incidental thereto, and upon surrender and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated. The Rights Agent may, at the direction of the Company and with the consent of the registered holder of the lost, stolen or destroyed Rights Certificate, permit the exercise of the Rights evidenced by such certificate without a replacement of such certificate.

ARTICLE 7
SUBDIVISION, SALE OR TRANSFER OF RIGHTS

        Section 7.1. The Rights Certificate may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates. Any Rights Holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the Rights Holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of the Rights Certificate.

        Section 7.2. The Rights Agent shall facilitate subdivisions of the Rights by issuing new Rights Certificates in accordance with the instructions set forth on the reverse side of the Rights Certificates at any time on or prior to the Expiration Date. Until 5:00 p.m., New York City time, on the third business day prior to the Expiration Date (the “Cut-Off Date”), the Rights Agent shall facilitate subdivision or transfers of Rights Certificates by issuing new Rights Certificates in accordance with the instructions set forth on the reverse side of the Rights Certificates. After the Cut Off Date, the Rights Agent may facilitate subdivision or transfers of the Rights Certificate up until 5:00 p.m., New York City time, on the Expiration Date if the Rights Holder has delivered to the Rights Agent a properly executed Notice of Guaranteed Delivery.

ARTICLE 8
CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES

All Rights Certificates surrendered for the purpose of exercise shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Rights Agent may deliver all cancelled Rights Certificates to the Company, and if delivered to the Company, it shall make available to the Rights Agent the cancelled Rights Certificates for its inspection.

ARTICLE 9
TAXES

The Company covenants and agrees that it will pay when due and payable any taxes and charges (including those in the United States and Israel) which may be payable in respect of the issuance or delivery of the Rights Certificates. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer or other assignment of Rights Certificates or the issuance of any Ordinary Shares in a name other than that of the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or to issue or deliver any Ordinary Shares upon the exercise of any Right until any such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

ARTICLE 10
DISBURSEMENT OF FUNDS

Any funds received by the Rights Agent as payments in connection with the subscriptions for Ordinary Shares pursuant to the Rights Offering shall be held in a segregated interest bearing money market account by the Rights Agent pending receipt of written disbursement instructions from the Company, from time to time, after which the funds and any interest earned thereon shall be promptly disbursed in accordance with each such written instructions from the Company. The Rights Agent is hereby authorized and directed to endorse, negotiate and deposit all subscription payments into an interest bearing money market account to be maintained with the Rights Agent. The Rights Agent shall provide an accounting to the Company from time to time, as the Company may reasonably request, regarding the subscription payments deposited into such account

ARTICLE 11
DUTIES OF RIGHTS AGENT.

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

        (a) the Rights Agent may consult with legal counsel (who may be legal counsel for the Company) and the opinion of such counsel shall be full and complete authorization to the Rights Agent.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own gross negligence or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement by the Company, in the Rights Certificates or in the Prospectus, or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) Nothing herein contained shall preclude the Rights Agent from acting in another capacity for the Company or for any other person or entity.

        (f) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization and execution hereof by such Rights Agent) or in respect of the validity or execution of any Rights Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Rights Certificate.

        (g) With respect to each Rights Certificate that the Rights Agent is required to mail hereunder, the Rights Agent shall maintain a blanket surety bond protecting the Company and the Rights Agent from loss or liability arising out of non-receipt or non-delivery of such certificates. (h) Promptly after the Expiration Date, the Rights Agent shall execute and deliver to the Company a certificate or certificates substantially in the form of Exhibit C hereto.

ARTICLE 12
PAYMENT OF EXPENSES

The Company will pay the Rights Agent compensation for its services under this Agreement in accordance with Schedule 1 hereto, and will reimburse the Rights Agent for all reasonable and necessary expenses incurred by it in so acting.

ARTICLE 13
INDEMNIFICATION

Section 13.1. The Company covenants and agrees to indemnify and hold the Rights Agent harmless against any costs, expenses (including reasonable fees for legal counsel), losses or damages, which may be paid, incurred or suffered by or to which the Rights Agent may become subject, arising from or out of, directly or indirectly, any claim or liability resulting from its actions pursuant to this Agreement other than costs, expenses, losses and damages incurred or suffered by the Rights Agent as a result of, or arising out of, its gross negligence or willful misconduct in connection with performance of its duties hereunder.

Section 13.2. If the indemnification provided for in this Paragraph 13 is applicable, but for any reason is held to be unavailable, the Company shall contribute such amount as is just and equitable to pay, or to reimburse the Rights Agent for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including reasonable counsel fees, actually incurred by the Rights Agent as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Company.

Section 13.3. If any action is brought against the Rights Agent in respect of which indemnity may be sought against the Company pursuant to this Paragraph 13, the Rights Agent shall promptly notify the Company in writing of the institution of such action and the Company may, at its option, assume the defense of such action, including the employment and fees of counsel (which counsel shall be reasonably satisfactory to the Rights Agent) and payment of expenses. The Rights Agent shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Rights Agent unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of the action or the Rights Agent shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Rights Agent), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Rights Agent shall be borne by the Company.

ARTICLE 14
FURTHER ASSURANCES

The Company agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Rights Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Rights Agent confirmation and assurance of the Rights Agent’s rights, powers, privileges remedies and interests under this Agreement and applicable law, (b) to better enable the Rights Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Rights Agent.

ARTICLE 15
ASSIGNMENT AND DELEGATION

        Section 15.1. No Assignment; Delegation. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by either party without the prior written consent of the other party.

        Section 15.2. Binding Nature. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose upon any other person any duty, liability or obligation.

ARTICLE 16
PROOF OF AUTHORITY TO SIGN

The Rights Agent need not procure supporting legal papers, and is authorized to dispense with proof of authority to sign (including all proof of appointment or authority to sign of any fiduciary, custodian for a minor, or other person acting in a representative capacity), and to dispense with the signatures of co-fiduciaries, in connection with exercise of Rights in the following cases:

(a) where the Rights Certificate is registered in the name of an executor, administrator, trustee, custodian for a minor or other fiduciary, and the subscription form thereof is executed by such executor, administrator, trustee, custodian for a minor or other fiduciary, then the Rights Agent shall advise the Company in writing that the Ordinary Shares are to be issued in the name of the registered holder of the Rights Certificate, as appropriate; and

(b) where the Rights Certificate is in the name of a corporation and the subscription form thereof is executed by an officer of such corporation, then the Rights Agent shall advise the Company in writing that the Ordinary Shares are to be issued in the name of such corporation.

In all of the cases set forth in this Paragraph 16 and notwithstanding anything contained in this Agreement to the contrary, the check tendered in payment of the Subscription Price must be drawn for the amount of the Subscription Price for the number of Rights being exercised, to the order of the Rights Agent and otherwise be in proper form (subject to the provisions of Section 6.1 hereof regarding partial payment of the Subscription Price), and there must be no evidence indicating that the subscriber is not the duly authorized representative he purports to be.

ARTICLE 17
REPORTS

The Rights Agent shall make available to the Company, upon the Company’s request, the following information: (i) the number of Ordinary Shares validly subscribed for, and (ii) the number Ordinary Shares for which defective subscriptions have been received. As soon as practicable after the Expiration Date, or upon the request from the Company from time to time thereafter, the Rights Agent shall certify in writing to the Company the cumulative totals through the Expiration Date of all the information set forth in clauses (i) and (ii) above. The Rights Agent shall also maintain and update a record of holders who have fully or partially exercised their Rights and holders who have not exercised their Rights. The Rights Agent shall provide the Company or its designees with such information compiled by the Rights Agent pursuant to this Paragraph 17 as the Company shall request from time to time.

ARTICLE 18
NOTICES TO THE COMPANY, HOLDERS, INFORMATION AGENT AND AGENT

All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid certified first-class mail (return receipt requested), or telecopier or facsimile machines (with written confirmation of receipt):

If to the Company, to:

B.O.S Better Online Solutions Ltd. 20 Freiman St. POB 198 Rishon Lezion, 75101 Israel Tel.: (+972) 4-990-7555 Fax: (+972) 4-999-0334 Attn.: Eyal Cohen, CFO

with copy to:

Brian Brodrick, Esq. Phillips Nizer LLP 666 Fifth Avenue New York, New York 10103 Fax: 212-262-5152

and to:

Shlomo Landress, Adv. Amit, Pollak, Matalon & Co. NYP Tower, 17 Yitzhak Sadeh Street Tel Aviv 67775, Israel Fax: 972-3-561-3620

if to the Agent, to:

American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Attention: Exchange Department Fax: 718-234-5001

with a copy to:

___________________ American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 Fax: 718-331-1852

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when by certified mail, two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; and when receipt is acknowledged, if faxed.

ARTICLE 19
MISCELLANEOUS PROVISIONS

        Section 19.1. Governing Law. Except as hereinafter provided, this Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of Israel without regard to the principles of conflicts of laws. Notwithstanding the foregoing, Paragraph 13 of this Agreement shall be construed, interpreted and enforced with and shall be governed by the laws of the State of New York.

        Section 19.2. Severability. The parties hereto agree that if any of the provisions contained in the Agreement shall be determined invalid, unlawful or unenforceable to any extent, such provisions shall be deemed modified to the extent necessary to render such provisions enforceable. The parties hereto further agree that this Agreement shall be deemed severable, and the invalidity, unlawfulness or unenforceability of this Agreement or of any term or provision hereof.

        Section 19.3. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        Section 19.4. Captions. The captions and descriptive heading herein are for the convenience of the parties only. They do not in any way modify, amplify, alter or give full notice of the provisions hereof.

        Section 19.5. Facsimile Signatures. Any facsimile signature of any party hereto shall constitute a legal, valid and binding execution hereof by such party.

        Section 19.6. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes of this Agreement.

        Section 19.7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy; nor shall it be construed to be a waiver of, or an acquiescence in any such breach or default or any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character, on the part of any party, of any breach or default under the Agreement, or any waiver, on the part of any party, of any provisions or conditions of the Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under the Agreement or by law and otherwise afforded to any party, shall be cumulative and not alternative.

        Section 19.8. Section Headings. Section headings are for the convenience of the parties and do not form a part of this Agreement.

        Section 19.9. Exhibits; Entire Agreement. All Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement. This Agreement, together with the Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. The Agreement may not be modified or amended other than by an agreement in writing.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, as of the day and year first above written.

B.O.S BETTER ONLINE SOLUTIONS LTD.

By:___________________________
Name:_________________________
Title:__________________________

AMERICAN STOCK TRANSFER & TRUST COMPANY By: —————————————— Name: Title:

Rights Certificate No.:	THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED MARCH __, 2007 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, THE INFORMATION AGENT.	NUMBER OF RIGHTS:

B.O.S BETTER ONLINE SOLUTIONS LTD.
Incorporated under the laws of the State of Israel

TRANSFERABLE PURCHASE RIGHTS CERTIFICATE

Evidencing Transferable Rights to Purchase Ordinary Shares of B.O.S BETTER ONLINE SOLUTIONS LTD.
Subscription Price: $2.50 per Ordinary Share

THE PURCHASE RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,
ON _______ __, 2007, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable purchase rights ("Rights") set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one ordinary share, with a nominal value of NIS 4.00 per ordinary share, of B.O.S BETTER ONLINE SOLUTIONS LTD., an Israeli corporation, at a subscription price of $2.50 per share, pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus. There is no over-subscription privilege.	The Rights represented by this Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each ordinary share in accordance with the instructions set forth in the Prospectus.

COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, (New York, N.Y.) TRANSFER AGENT AND REGISTRAR By: __________________________________ AUTHORIZED SIGNATURE

This Rights Certificate is not valid unless countersigned by the rights agent and registered by the registrar. Witness the seal of B.O.S. BETTER ONLINE SOLUTIONS LTD. and the signatures of its duly authorized officers.

Dated:

Shmuel Koren President, Chief Executive Officer and Principal Executive Officer	Eyal Cohen Chief Financial Officer and Principal Financial and Accounting Officer

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

For delivery by mail, hand delivery or over night courier:

American Stock Transfer & Trust Company
59 Maiden Lane, Plaza Level
New York, NY 10038

Delivery other than in the manner or to the address listed above will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF PURCHASE RIGHTS

To subscribe for ordinary shares, please complete lines (a) and (b) and sign under Form 4 below.

(a) EXERCISE OF PURCHASE RIGHTS:
I apply for ______________ shares x $2.50 = $_______________
(no. of new shares) x (subscription price) = (amount enclosed)

(b) METHOD OF PAYMENT (CHECK ONE)

☐ Cashier's check or money order drawn on a U.S. bank, payable to
"American Stock Transfer & Trust Company, as Rights Agent."

☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Rights Agent, for purposeses of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account #323-113052.

☐ For Israeli Residents
Payment of New Israeli Shekels according to the representative exchange rate published by the Bank of Israel on the day prior to payment by cashier's check drawn on a bank located in Israel payable to B.O.S Better Online Solutions Ltd. or wire transfer of immediately available funds directly to United Mizrahi Bank Ltd. Haifa Business Cener, 2 Pal Yam St. Haifa, Israel, Branch # 444, Account # 125542, Swift Code MIZBILIT

FORM 2-SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR
THROUGH BANK OR BROKER

To sell or transfer your purchase rights to another person, complete this form and have your signature guaranteed under Form 5. To sell your purchase rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 5, but leave the rest of this Form 2 blank.

For value received, ______________ of the purchase rights represented by this Rights Certificate are assigned to:

_________________________________________________________________
(Print Full Name of Assignee)
_________________________________________________________________
(Print Full Address)
_________________________________________________________________
Tax ID or Social Security No.
_________________________________________________________________
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without
alteration or enlargement, or any other change whatsoever.	FORM 3-DELIVERY TO DIFFERENT ADDRESS

If you wish for the ordinary shares underlying your rights to be delivered to an address different from that shown on the face of this Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5.

_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

FORM 4-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.
__________________________________________________________________
Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 5-SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Forms 2 or 3.

Signature Guaranteed:_______________________________________________
(Name of Bank or Firm)
By:______________________________________________________________
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF B.O.S BETTER ONLINE SOLUTIONS LTD. PURCHASE RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT, AT (800) 330-5136.

B.O.S. BETTER ONLINE SOLUTIONS LTD.

INSTRUCTIONS FOR USE OF B.O.S. BETTER ONLINE SOLUTIONS LTD.
ORDINARY SHARE RIGHTS CERTIFICATES

        THE RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME (MIDNIGHT ISRAEL TIME), ON ____________ __ 2007, UNLESS EXTENDED AS DESCRIBED IN THE PROSPECTUS.

        The following instructions relate to a rights offering (the “Rights Offering”) by B.O.S. Better Online Solutions Ltd., an Israeli corporation (the “Company” “us” or “our”), to the holders of ordinary shares of the Company as described in the Company’s prospectus, dated ____________ 2007 (the “Prospectus”). Shareholders of record at the close of business on _________________ 2007 (the “Record Date”), are receiving one transferable subscription right for each 3.3724 ordinary shares held by them at the Record Date. Your rights will be aggregated for all the shares that you own on the record date and then rounded down to the nearest whole number, so that you will not receive fractional rights. For example, if you own 4 shares on the record date, you will receive one Right, and if you own 10,000 shares on the record date, you will receive 2,965 Rights.

        The subscription price for each ordinary share is $2.50 and must be paid to American Stock Transfer & Trust Co., as Rights Agent, or directly to us under the procedures described herein. If you hold your shares through an Israeli brokerage company that holds the Rights through the Company’s nominee company (Hevra Le-Rishumim of Bank Leumi Le-Israel Ltd.), the subscription price may be paid in New Israeli Shekels according to the representative exchange rate that will be published by the Bank of Israel on the day before payment of the subscription price.

        The rights will expire at 5:00 p.m., New York City time (midnight Israeli time), on _____________, 2007, unless extended by the Company as described in the Prospectus (the “Expiration Date”).

        The number of rights to which a holder of a rights certificate (“Rights Certificate”) is entitled is printed on the face of that holder’s Rights Certificate. You should indicate your wishes with regard to the exercise of your rights by completing the Rights Certificate and returning it to the Rights Agent in the envelope provided.

        YOUR RIGHTS CERTIFICATE MUST BE RECEIVED BY THE RIGHTS AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR RIGHTS CERTIFICATE MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE MUST BE RECEIVED, AS MORE SPECIFICALLY DESCRIBED IN THE PROSPECTUS, BY THE RIGHTS AGENT ON OR BEFORE THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.

1.	Subscription Privilege.

        If you are a record owner of our ordinary shares, you may exercise your rights by delivering a signed exercise form on the back of your rights certificate or a notice of guaranteed delivery to American Stock Transfer & Trust Co., our Rights Agent, at the address noted below together with payment in full of the subscription price for each right being exercised, by 5:00 p.m., New York City time (midnight Israel time), on ____________, 2007.

        If you are a record owner and reside in Israel, you may also exercise your rights by delivering a signed exercise form on the back of your rights certificate to us at the address noted below, together with payment in full of the subscription price in New Israeli Shekels for each right being exercised, by midnight, Israel time, on ____________, 2007 . If you are a record owner who resides in Israel, we may accept payments in U.S. dollars if requested and agreed to by us.

        We and American Stock Transfer & Trust Co., our Rights Agent, as applicable, may refuse to accept improperly completed or delivered or unexecuted exercise forms. We and American Stock Transfer & Trust Co., our Rights Agent, as applicable, must receive payment in full of the subscription price for each right being exercised together with the exercise form (or notice of guaranteed delivery).

        If you are delivering your completed exercise form (or notice of guaranteed delivery) and payment for the exercise of your rights to American Stock Transfer & Trust Co., our Rights Agent, please do so by mail, overnight or hand delivery to one of the following addresses:

Hand delivery American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038 Attention: Reorganization Department	Mail and Overnight mail American Stock Transfer & Trust Company 6201 15th Avenue Brooklyn, New York 11219 Attention: Reorganization Department

        Record owners who reside in Israel, and who wish to deliver their completed exercise form and subscription payment in New Israeli Shekels for the exercise of their rights directly to us, should do so by mail, overnight or hand delivery to the following address:

B.O.S Better Online Solutions Ltd. 20 Freiman St., POB 198 Rishon Lezion, 75101 Israel Attention: Mr. Eyal Cohen, CFO

        Any payments to American Stock Transfer & Trust Co., as Rights Agent, must be made in U.S. dollars by check drawn on a bank located in the United States and payable to “American Stock Transfer & Trust Co., as Rights Agent,” or by wire transfer of funds to the account maintained by American Stock Transfer & Trust Co., our Rights Agent, for this rights offering at JP Morgan Chase, 55 Water Street, New York, New York 10005, ABA No. 021000021, Account No. 323-113052, reference B.O.S Better Online Solutions Ltd., Attention: Reorganization Department.

        Any payments to us shall be made in New Israeli Shekels according to the representative exchange rate published by the Bank of Israel on the day before payment of the subscription price and shall be by wire transfer or by check drawn on a bank located in Israel, and payable to “B.O.S Better Online Solutions Ltd.” Any wire transfer to us should be made to United Mizrahi Bank Ltd., Haifa Business Center, 2 Palyam St., Haifa, Israel, Branch # 444, Account # 125542, Swift Code: MIZBILIT. We may accept other forms of payment or payments in U.S. dollars if requested and agreed to by us.

        You will choose the method of delivery of exercise forms and payment of the subscription price and will bear the risk of such election.

        IF YOU SEND YOUR COMPLETED EXERCISE FORM AND PAYMENTS BY MAIL, WE URGE YOU TO USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND TO ALLOW A SUFFICIENT NUMBER OF DAYS TO ENSURE DELIVERY AND CLEARANCE OF PAYMENT PRIOR TO THE EXPIRATION DATE. WE STRONGLY URGE YOU TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF A CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES OR IN ISRAEL. We will not consider any payment by check, other than a cashier’s check or a money order, to have been made until the check clears through the account of American Stock Transfer & Trust Co., our Rights Agent, or to our account, as applicable, before the expiration date. If you do not exercise your rights by the date and in accordance with the procedures applicable to you, your ability to exercise the rights and purchase the ordinary shares will expire. Record holders exercising their rights shall be entitled to receive the ordinary shares promptly following such exercise.

        Payments for the exercise of your rights made to American Stock Transfer & Trust Co., our Rights Agent, will be held in a segregated interest bearing money market account, and will be sent to us in accordance with our written instructions.

        If you exercise less than all of the rights evidenced by your Rights Certificate, the Rights Agent will issue you a new Rights Certificate evidencing the unexercised rights. If you choose to have a new Rights Certificate sent, you may not receive any such new Rights Certificate in sufficient time to permit the exercise of the rights evidenced thereby.

        If you have not indicated the number of ordinary shares being purchased, or if you have not forwarded full payment of the subscription price for the number of ordinary shares that you have indicated are being purchased, you will be deemed to have exercised the Subscription Privilege with respect to the maximum number of ordinary shares which may be purchased for the subscription price transmitted or delivered by you. To the extent that the subscription price transmitted or delivered by you exceeds the product of the subscription price multiplied by the number of ordinary shares you are entitled to purchase as evidenced by the Rights Certificate(s) transmitted or delivered by you, the excess (such excess being the “Subscription Excess”) will be returned to you following the expiration of the Rights Offering. No interest shall be paid on the Subscription Excess, if any.

2.	Execution.

    (a)        Execution by Registered Holder(s). The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration or change whatsoever. If the Rights Certificate is registered in the names of two or more joint owners, all of such owners must sign. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Company in its sole and absolute discretion, must present to the Rights Agent satisfactory evidence of their authority to so act.

    (b)        Execution by Person Other than Registered Holder. If the Rights Certificate is executed by a person other than the holder named on the face of the Rights Certificate, proper evidence of authority of the person executing the Rights Certificate must accompany the same unless, for good cause, the Company dispenses with proof of authority, in its sole and absolute discretion.

    (c)        Signature Guarantee. Your signature must be guaranteed by an Eligible Institution if you wish to transfer all or less than all of your unexercised rights to a designated transferee.

3.	Guaranteed Delivery Procedures in the United States.

        If you want to exercise your rights, but time will not permit your rights certificate to reach American Stock Transfer & Trust Co., our Rights Agent, prior to 5:00 p.m., New York City time (midnight, Israel time), on ______________, 2007, you may exercise your subscription rights if you send, and the Rights Agent receives, (1) payment in full for each right being exercised, (2) a notice of guaranteed delivery, substantially in the form provided to you with your rights certificate, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, and (3) your properly completed and duly executed rights certificate, including any required signature guarantees, within three NASDAQ trading days following the date of your notice of guaranteed delivery. The notice of guaranteed delivery may be delivered to the Rights Agent in the same manner as your rights certificate as set forth herein, or may be transmitted to the Rights Agent by facsimile transmission, to facsimile number 718-234-5001. You can obtain additional copies of the form of notice of guaranteed delivery by requesting them from the Rights Agent.

4.	Transferability of Rights

        The rights are transferable. You may sell or otherwise transfer them to others. The unexercised rights will be eligible for trading on the NASDAQ Global Market and the Tel Aviv Stock Exchange for one day only on _______________, 2007. If you are one of our affiliates, you may transfer your rights only if there is an effective registration statement or exemption covering such transfer under the United States securities laws.

        Record holders wishing to transfer their rights to another person may do so by executing the rights transfer form on the back of the rights certificate and submitting it to American Stock Transfer & Trust Co. prior to __________, 2007. Record holders wishing to sell their rights on the NASDAQ Global Market or the Tel Aviv Stock Exchange, should independently engage a broker to execute this sale on their behalf.

        If no contrary instructions have been received by ______________, 2007 and your rights remain unexercised, your rights will expire. If you hold your shares through an Israeli brokerage company that holds the rights through the Company’s nominee company (Hevra Le-Rishumim of Bank Leumi Le-Israel Ltd.), the rules of the Tel Aviv Stock Exchange provide that if no contrary instructions have been received from you by the time determined by your broker on _______________, 2007, you will be considered to have instructed your broker to sell all your rights on the Tel Aviv Stock Exchange with no price limit.

        You are responsible for all commissions, fees and other expenses, including brokerage commissions and transfer taxes, incurred in connection with the purchase, sale or exercise of rights.

5.	Ambiguities in Exercise of Rights

        If you do not specify the number of rights being exercised, or if your payment is not sufficient to pay the total subscription price for all of the shares that you indicated you wished to purchase, you will be deemed to have exercised the maximum number of rights that could be exercised for the amount of the payment received from you. If your payment exceeds the total subscription price for all of the rights you have elected to exercise, we will promptly refund to you the balance with no interest.

6.	Beneficial Owners Who Are Not Record Holders

        If you are a beneficial owner of our ordinary shares and hold them through a broker, dealer or other nominee (including a member of the Tel Aviv Stock Exchange), you should expect your broker, dealer or other nominee to notify you of this rights offering and the procedures for exercising or transferring your rights. If you wish to exercise your rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your rights, you should complete and return to your broker, dealer or other nominee the form provided to you accompanied by the subscription payment. You should receive this form from your broker, dealer or other nominee with the other rights offering materials. You should NOT return your subscription form or transfer the subscription payment directly to us.

        Summarized below are the procedures for exercising your rights if you are a beneficial owner whose ordinary shares are held through the Company’s nominee company (Hevra Le-Rishumim of Bank Leumi Le-Israel Ltd.).

Procedures Applicable to Holders of Shares Through a Nominee Company.

        If you hold your ordinary shares through an Israeli brokerage company that holds the rights through the Company’s nominee company (Hevra Le-Rishumim of Bank Leumi Le-Israel Ltd.), you should expect to receive a letter regarding this rights offering from the member of the Tel Aviv Stock Exchange through which you hold your shares (the brokerage company). In that letter, you will be requested to make ONE of the following three elections:

    (1)        your rights and subscribe for our ordinary shares. If this alternative is elected, you may give a member of the Tel Aviv Stock Exchange through which you hold your shares an exercise notice commencing after 5:00 p.m., New York City time (midnight, Israel time), on _________________ , 2007 (the record date) and no later than the time determined by your broker on ________________, 2007. You must attach the subscription payment to your notice. You will need to arrange with your broker the method of payment of your subscription payment. The subscription price is to be paid in New Israeli Shekels according to the representative exchange rate published by the Bank of Israel on the day before payment of the subscription price; or

    (2)        the rights or any part of them on the Tel Aviv Stock Exchange. If you select this alternative, you may give your broker price limit instructions as to the sale of the rights; or

    (3)        from exercising your rights and from selling them.

        Your notice should reach the member of the Tel Aviv Stock Exchange through which you hold your shares by no later than ______________________, 2007 (the rights trading day) at the time determined by your broker. If notice is not received from you by such time, you will be considered to have instructed your broker to sell your rights on the Tel Aviv Stock Exchange, with no price limit.

        If you hold rights and wish to transfer them to another person, you may do so by executing the rights transfer form that will be made available to you by your broker. The shares issuable upon exercise of the rights shall be freely tradeable.

        The rights will trade on the Tel Aviv Stock Exchange for one trading day, ________________, 2007. Pursuant to the Tel Aviv Stock Exchange rules, if the trading of our ordinary shares or the rights is halted for a period in excess of 45 minutes, and the trading does not resume for the remainder of that day upon which the rights are traded on the Tel Aviv Stock Exchange, an additional trading day for the rights will take place, and the last day to exercise the rights will be accordingly extended. If on the day upon which the rights are traded on the Tel Aviv Stock Exchange the trading of our ordinary shares is halted, yet the cessation of trade continues for fewer than five consecutive trading days, your instructions with respect to the rights delivered to your broker shall remain in effect unless contrary instructions have been received by your broker from you. If the trading of our ordinary shares on the day upon which the rights are traded on the Tel Aviv Stock Exchange is halted for a period of more than five consecutive trading days, all prior instructions received by your broker will be cancelled.

        Holders of unexercised rights following the Tel Aviv Stock Exchange rights trading day may exercise them and subscribe for our ordinary shares by notifying their broker and transferring the subscription payment. This notice must reach the broker by no later than ________________, 2007 at the time determined by the broker. If this notice is not received on time, it will not be possible to exercise these rights.

        Under the Tel Aviv Stock Exchange rules, Tel Aviv Stock Exchange members must submit to the Tel Aviv Stock Exchange Clearing House a written rights exercise (subscription) notice on behalf of all their clients wishing to exercise rights no later than 9:00 a.m. Israel time (2:00 a.m., New York City time) on _____________________, 2007 . The rights of holders of our ordinary shares through our nominee company will expire if the brokers of these holders do not provide an exercise notice as described above. The Tel Aviv Stock Exchange rules further require brokers to transfer, on the same date, to the Tel Aviv Stock Exchange Clearing House the subscription payments with respect to their clients’ exercised rights, and the Tel Aviv Stock Exchange Clearing House thereafter will transfer these payments to us. Under the Tel Aviv Stock Exchange rules, during the period of ________, 2007 until _______, 2007, an exercise notice submitted by a shareholder who holds ordinary shares through a broker, dealer or other nominee in Israel, by 12:00 p.m. Israel time, shall be transferred to the Tel Aviv Stock Exchange Clearing House by 12:00 p.m. Israel time on the next trading day, and shall be cleared by 12:00 p.m. Israel time on the trading day thereafter.

7.	Nominee Holders

        If you are a broker, a trustee or a depositary for securities that holds our ordinary shares for the account of others as a nominee holder, you should notify the respective beneficial owners of such shares as soon as possible of the issuance of the rights to find out such beneficial owners’ intentions. You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate subscription certificates. A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of our ordinary shares on the record date, so long as the nominee submits the appropriate subscription certificates and certifications and proper payment to us. If you are a member of the Tel Aviv Stock Exchange, you must comply with the rules of the Tel Aviv Stock Exchange with respect to providing notices to and receiving instructions from your clients.

8.	Procedures For DTC (The Depository Trust Company) Participants

          We expect that your exercise of your subscription privilege with respect to rights may be made through the facilities of DTC. If you exercise your subscription privilege with respect to rights through DTC we refer to your rights as DTC Exercised Rights. Please call the Information Agent, The Altman Group, at 800-330-5136 to obtain copies of the DTC participant exercise form and the nominee holder certification.

9.	Rights Agent and Information Agent

        We have appointed American Stock Transfer & Trust Company as Rights Agent and The Altman Group Inc. as the Information Agent for the rights offering.

        If you have questions or need assistance, please contact the Information Agent at the Altman Group. If you are calling from the United States, you may call Toll Free: 800-330-5136. For all other calls: 201-806-7300. The Information Agent’s fax number is 201-460-0050; Attention: Mr. Domenick DeRobertis, Managing Director.

        Subscription Privilege. As soon as practicable after the Expiration Date, the Rights Agent will deliver to each validly exercising Rightsholder the ordinary shares purchased pursuant to such exercise. Such ordinary shares will be issued in the same form, certificated or book-entry, as the Rights exercised by that Rightsholder.

10.	Form W-9.

        Each Rightsholder who elects to exercise their rights through the Rights Agent should provide the Rights Agent with a correct Taxpayer Identification Number (“TIN”) and, where applicable, certification of such Rightsholder’s exemption from backup withholding on a Form W-9. Each foreign Rightsholder who elects to exercise their rights through the Rights Agent should provide the Rights Agent with certification of foreign status on a Form W-8. Copies of Form W-8 and additional copies of Form W-9 may be obtained upon request from the Rights Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 30% federal income tax withholding with respect to any proceeds received by such Rightsholder.